Exhibit 99.1

Hain Celestial Reports Fiscal Fourth Quarter and Fiscal Year 2025

Financial Results

HOBOKEN, N.J., September 15, 2025 — The Hain Celestial Group, Inc. (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fiscal fourth quarter and fiscal year ended June 30, 2025.

"We are taking decisive action to optimize cash, deleverage our balance sheet, stabilize sales, and improve profitability as we recognize our performance has not met expectations,” said Alison Lewis, Interim President and CEO. “By rapidly resetting our cost structure to better align with the current business, we are creating greater financial flexibility. With this reset, we are implementing a leaner, more nimble regional operating model that prioritizes speed, simplicity, and impact over global infrastructure.”

Lewis continued, “Our turnaround strategy is anchored on five actions to win: aggressively streamlining our portfolio, accelerating innovation, implementing pricing along with revenue growth management, driving productivity and working capital efficiency, and enhancing digital capabilities. We are swiftly taking action to stabilize our business while delivering cash and repaying debt, strengthening our financial health.”

FINANCIAL HIGHLIGHTS*

Summary of Fiscal Fourth Quarter Results Compared to the Prior Year Period

•
Net sales were $363 million, down 13% year-over-year.
o
Organic net sales decreased 11% compared to the prior year period.
▪
The decrease in organic net sales was comprised of an 11-point decrease in volume/mix, while pricing remained flat.
•
Gross profit margin and adjusted gross profit margin were 20.5%, each a 290-basis point decrease from the prior year period.
•
Net loss was $273 million compared to a net loss of $3 million in the prior year period.
o
Net loss included pre-tax non-cash impairment charges of $252 million ($248 million after-tax) related to goodwill and certain intangible assets, as well as assets held for sale.
o
Adjusted net loss was $2 million, compared to adjusted net income of $11 million in the prior year period.
•
Adjusted EBITDA was $20 million compared to $40 million in the prior year period.
•
Loss per diluted share was $3.06 compared to a loss per diluted share of $0.03 in the prior year period.
o
Adjusted loss per diluted share was $0.02 compared to adjusted earnings per share (“EPS”) of $0.13 in the prior year period.

Summary of Fiscal Year 2025 Results Compared to the Prior Year

•
Net sales were $1,560 million, down 10% year-over-year.
o
Organic net sales decreased 7% compared to the prior year.

* This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

▪
The decrease in organic net sales was comprised of a 5-point decrease in volume/mix and a 2-point decrease in price.
•
Gross profit margin was 21.4%, a 50-basis point decrease from the prior year.
o
Adjusted gross profit margin was 21.5%, a 90-basis point decrease from the prior year.
•
Net loss was $531 million compared to a net loss of $75 million in the prior year.
o
Net loss included pre-tax non-cash impairment charges of $496 million ($486 million after-tax) related to goodwill and certain intangible assets, as well as assets held for sale.
o
Adjusted net income was $8 million, compared to adjusted net income of $30 million in the prior year.
•
Adjusted EBITDA was $114 million compared to $155 million in the prior year.
•
Loss per diluted share was $5.89 compared to a loss per diluted share of $0.84 in the prior year.
o
Adjusted EPS was $0.09 compared to adjusted EPS of $0.33 in the prior year.

Cash Flow and Balance Sheet Highlights

•
Net cash used in operating activities in the fiscal fourth quarter was $3 million compared to net cash provided by operating activities of $39 million in the prior year period, and net cash provided by operating activities was $22 million in fiscal 2025 compared to $116 million in the prior year.
•
Free cash flow was negative $9 million in the fiscal fourth quarter compared to free cash flow of $31 million in the prior year period and was negative $3 million in fiscal 2025 compared to free cash flow of $83 million in the prior year.
•
Total debt at the end of the fiscal fourth quarter was $705 million, down from $744 million at the beginning of the fiscal year.
•
Net debt at the end of the fiscal fourth quarter was $650 million compared to $690 million at the beginning of the fiscal year.
•
The company ended the fourth quarter with a net secured leverage ratio of 4.7x as calculated under our credit agreement.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

	Net Sales
	Q4 FY25					Q4 FY25 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
North America	206	-21%	-6%	0%	-14%	889	-16%	-6%	0%	-9%
International	158	-1%	0%	5%	-6%	671	-1%	0%	2%	-3%

Total	363	-13%	-4%	2%	-11%	1,560	-10%	-4%	1%	-7%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands), held for sale businesses (Personal Care), discontinued brands, and exited product categories.

North America

Fiscal fourth quarter organic net sales decreased by 14% year-over-year, primarily driven by lower sales in snacks, and to a lesser extent, meal prep.

Segment gross profit and adjusted gross profit in the fiscal fourth quarter were each $40 million, a decrease of 33% from the prior year period. Gross margin and adjusted gross margin were each 19.2%, down 340 basis points from the prior year period. The decreases in margin were primarily driven by lower volume/mix and higher trade spend, partially offset by productivity.

Adjusted EBITDA in the fiscal fourth quarter was $10 million or 5.1% of net sales compared to $21 million or 8.0% of net sales in the prior year period. The decrease was primarily driven by lower volume/mix and higher trade spend, partially offset by productivity and a reduction in SG&A expenses, mainly due to lower employee-related costs.

Fiscal 2025 organic net sales decreased by 9% year-over-year, primarily driven by lower sales in snacks, and to a lesser extent, meal prep.

Segment gross profit in fiscal 2025 was $193 million, a decrease of 16% from the prior year. Adjusted gross profit was $195 million, a decrease of 19% from the prior year. Gross margin was 21.7%, down 20 basis points from the prior year, and adjusted gross margin was 21.9%, a decrease of 70 basis points from the prior year. The decreases in margin were primarily driven by lower volume/mix and higher trade spend and cost inflation, partially offset by productivity.

Adjusted EBITDA in fiscal 2025 was $65 million or 7.4% of net sales compared to $99 million or 9.4% of net sales in the prior year. The decrease was primarily driven by volume/mix softness along with higher trade spend, partially offset by productivity and a reduction in SG&A expenses, mainly due to lower selling expenses and employee-related costs.

International

Fiscal fourth quarter organic net sales decreased by 6% year-over-year, primarily driven by lower sales in meal prep and beverages.

Segment gross profit and adjusted gross profit in the fiscal fourth quarter were each $35 million, a 12% decrease from the prior year period. Gross margin and adjusted gross margin were each 22.1%, representing 270-basis point decreases from the prior year period. The decreases in margin were primarily driven by cost inflation and lower volume/mix, partially offset by productivity.

Adjusted EBITDA in the fiscal fourth quarter was $21 million, a decrease of 23% versus the prior year period. The decrease was primarily driven by volume/mix softness, partially offset by productivity and net pricing. Adjusted EBITDA margin was 13.3% compared to 17.0% in the prior year period.

Fiscal 2025 organic net sales decreased by 3% year-over-year, primarily driven by lower sales in meal prep and beverages.

Segment gross profit and adjusted gross profit in fiscal 2025 were each $141 million, a decrease of 6% from the prior year. Gross margin and adjusted gross margin were each 21.0%, down 100 and 110 basis points from the prior year, respectively. The decreases in margin were primarily driven by cost inflation and lower volume/mix, partially offset by productivity and pricing.

Adjusted EBITDA in fiscal 2025 was $86 million or 12.8% of net sales compared to $95 million or 14.0% of net sales in the prior year. The decrease was primarily driven by inflation and volume/mix softness, partially offset by productivity and pricing.

CATEGORY HIGHLIGHTS

	Net Sales
	Q4 FY25					Q4 FY25 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
Snacks	93	-23%	-4%	0%	-19%	371	-20%	-6%	0%	-14%
Baby & Kids	59	-7%	0%	2%	-9%	242	-4%	-1%	1%	-5%
Beverages	56	0%	0%	3%	-3%	245	-3%	0%	0%	-3%
Meal Prep	140	-6%	-1%	3%	-8%	640	-3%	-1%	1%	-4%
Personal Care	15	-49%	n/a	n/a	n/a	63	-41%	n/a	n/a	n/a

Total	363	-13%	-4%	2%	-11%	1,560	-10%	-4%	1%	-7%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands), held for sale businesses (Personal Care), discontinued brands, and exited product categories.

Snacks

The fiscal fourth quarter and fiscal 2025 year-over-year organic net sales declines of 19% and 14%, respectively, were driven by velocity challenges and distribution losses.

Baby & Kids

The fiscal fourth quarter organic net sales decline of 9% year-over-year was driven by softness in purees in both the North America segment, in part due to strategic SKU reductions, and in the International segment.

The fiscal 2025 organic net sales decline of 5% year-over-year was driven by softness in purees in both the North America segment, in part due to strategic SKU reductions, and in the International segment. This decline was partially offset by growth in snacks in both Earth’s Best and Ella’s Kitchen.

Beverages

The year-over-year organic net sales declines of 3% for both the fiscal fourth quarter and fiscal 2025 were driven by softness in tea in North America and private label non-dairy beverage in Europe.

Meal Prep

The fiscal fourth quarter organic net sales decline of 8% was primarily driven by softness in oils and nut butters in North America and meat-free products in the UK. These impacts were partially offset by continued growth in yogurt in North America.

The fiscal 2025 organic net sales decline of 4% year-over-year was primarily driven by softness in meat-free and private label spreads and drizzles in the UK and oils and nut butters in North America, partially offset by growth in soups in the UK and yogurt in North America.

CREDIT AGREEMENT AMENDMENT

Subsequent to the end of the quarter, the company and the lenders under the company’s credit agreement amended the credit agreement to provide for increased operational flexibility. Among other things, the amended credit agreement sets a maximum net secured leverage ratio of 5.50x for the quarter ending September 30, 2025 and thereafter.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM ET to discuss its results and business outlook. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 800-715-9871 or 646-307-1963. The conference ID is 5099081. Participation by the press and public in the Q&A session will be in listen-only mode. A replay of the call will be available shortly after the conclusion of the live call through Monday, September 22nd, 2025, and can be accessed by dialing 800-770-2030 or 609-800-9909 and referencing the conference access ID: 5099081.

About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across snacks, baby/kids, beverages and meal preparation are marketed and sold in over 70 countries around the world. Our leading brands include Garden Veggie Snacks™, Terra® chips, Garden of Eatin'® snacks, Hartley’s® jelly, Earth's Best® Organic and Ella's Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, The Greek Gods® yogurt, Cully & Sully®, Yorkshire Provender®, New Covent Garden® and Imagine® soups, among others. For more information, visit www.hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our strategy, our future results of operations, our capital and cost structure, and the macroeconomic environment.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; changes to consumer preferences; our ability to execute our business strategy; our ability to manage our supply chain effectively; input cost inflation, including as a result of tariffs; reliance on independent contract manufacturers; disruption of operations at our manufacturing facilities; customer concentration; reliance on independent distributors; risks associated with operating internationally; risks associated with outsourcing arrangements; risks associated with geopolitical conflicts or events; our reliance on independent certification for a number of our products; our ability to attract and retain highly skilled people; risks related to tax matters; compliance with our credit agreement and our ability to refinance our indebtedness; foreign currency exchange risk; general economic conditions; impairments in the carrying value of goodwill or other intangible assets; the reputation of our company and our brands; our ability to use and protect trademarks; cybersecurity incidents; disruptions to information technology systems; pending and future litigation, including litigation relating to Earth’s Best® baby food products; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; our ability to manage our financial reporting and internal control systems and processes; compliance with data privacy laws; the adequacy of our insurance coverage; climate impacts; liabilities, claims or regulatory change with respect to environmental matters; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales; adjusted gross profit and its related margin; adjusted operating income and its related margin; adjusted net (loss) income and its related margin; diluted net (loss) income per common share, as adjusted; adjusted EBITDA and its related margin; free cash flow; and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•
Organic net sales: net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, held for sale businesses, discontinued brands and exited product categories, the net sales of a divested business, held for sale business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

•
Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, and other costs.

•
Adjusted operating income and its related margin: operating (loss) income before certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, CEO succession costs, costs associated with acquisitions, divestitures and other transactions, goodwill impairment, intangibles and long-lived asset impairment and other costs.

•
Adjusted net (loss) income and its related margin and diluted net (loss) income per common share, as adjusted: net loss, adjusted to exclude the impact of certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, CEO succession costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, goodwill impairment, intangibles and long-lived asset impairment, unrealized and certain realized currency losses (gains) and other costs, and the related tax effects of such adjustments.

•
Adjusted EBITDA and its related margin: net loss before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized and certain realized currency losses (gains), certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, CEO succession costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, goodwill impairment, intangibles and long-lived asset impairment and other adjustments.

•
Free cash flow: net cash (used in) provided by operating activities less purchases of property, plant and equipment.

•
Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•
Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, and exited product categories and foreign exchange, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•
Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

•
Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.

•
Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

We discuss the Company’s net secured leverage ratio as calculated under our credit agreement as a measure of our financial condition, liquidity and compliance with our credit agreement. For a description of the material terms of our credit agreement and risks of non-compliance with our credit agreement, see “Liquidity and Capital Resources” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:

Alexis Tessier

Investor.Relations@hain.com

Media Contact:

Jen Davis

Jen.Davis@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Fourth Quarter		Fourth Quarter Year to Date
	2025	2024	2025	2024

Net sales	$363,348	$418,799	$1,559,780	$1,736,286
Cost of sales	289,002	320,796	1,225,722	1,355,454
Gross profit	74,346	98,003	334,058	380,832
Selling, general and administrative expenses	67,416	72,279	271,833	290,116
Goodwill impairment	227,364	-	428,882	-
Intangibles and long-lived asset impairment	24,911	5,357	66,940	76,143
Productivity and transformation costs	5,033	7,294	21,530	27,741
Amortization of acquired intangible assets	1,300	1,061	6,476	5,780
Operating (loss) income	(251,678)	12,012	(461,603)	(18,948)
Interest and other financing expense, net	12,841	13,704	51,253	57,213
Other (income) expense, net	(1,559)	4,327	875	4,120
Loss before income taxes and equity in net loss of equity-method investees	(262,960)	(6,019)	(513,731)	(80,281)
Provision (benefit) for income taxes	9,551	(3,292)	15,297	(7,820)
Equity in net loss of equity-method investees	104	210	1,813	2,581
Net loss	$(272,615)	$(2,937)	$(530,841)	$(75,042)

Net loss per common share:
Basic	$(3.06)	$(0.03)	$(5.89)	$(0.84)
Diluted	$(3.06)	$(0.03)	$(5.89)	$(0.84)

Shares used in the calculation of net loss per common share:
Basic	89,024	89,845	90,127	89,750
Diluted	89,024	89,845	90,127	89,750

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$54,355	$54,307
Accounts receivable, net	154,440	179,190
Inventories	248,731	274,128
Prepaid expenses and other current assets	43,169	49,434
Assets held for sale	29,603	-
Total current assets	530,298	557,059
Property, plant and equipment, net	264,730	261,730
Goodwill	500,961	929,304
Trademarks and other intangible assets, net	210,905	244,799
Operating lease right-of-use assets, net	71,171	86,634
Other assets	25,213	38,022
Total assets	$1,603,278	$2,117,548
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$188,307	$188,220
Accrued expenses and other current liabilities	68,426	85,714
Current portion of long-term debt	7,653	7,569
Liabilities related to assets held for sale	12,987	-
Total current liabilities	277,373	281,503
Long-term debt, less current portion	697,168	736,523
Deferred income taxes	40,332	47,826
Operating lease liabilities, noncurrent portion	65,284	80,863
Other noncurrent liabilities	48,116	27,920
Total liabilities	1,128,273	1,174,635
Stockholders' equity:
Common stock	1,125	1,119
Additional paid-in capital	1,238,402	1,230,253
Retained earnings	46,678	577,519
Accumulated other comprehensive loss	(81,053)	(137,245)
	1,205,152	1,671,646
Less: Treasury stock	(730,147)	(728,733)
Total stockholders' equity	475,005	942,913
Total liabilities and stockholders' equity	$1,603,278	$2,117,548

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(272,615)	$(2,937)	$(530,841)	$(75,042)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	11,357	10,305	44,259	44,665
Deferred income taxes	(1,798)	(4,597)	(4,423)	(23,361)
Equity in net loss of equity-method investees	104	210	1,813	2,581
Stock-based compensation, net	(1,273)	2,569	8,149	12,704
Goodwill impairment	227,364	-	428,882	-
Intangibles and long-lived asset impairment	24,911	5,357	66,940	76,143
(Gain) loss on sale of assets	(5,396)	3,572	(3,194)	3,634
Other non-cash items, net	1,365	160	2,138	1,104
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	26,565	11,709	25,204	(18,963)
Inventories	7,251	4,039	(3,354)	31,471
Other current assets	11,393	276	3,114	14,106
Other assets and liabilities	1,881	1,174	1,320	(3,292)
Accounts payable and accrued expenses	(33,757)	7,559	(17,892)	50,605
Net cash (used in) provided by operating activities	(2,648)	39,396	22,115	116,355
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(6,224)	(8,692)	(25,284)	(33,461)
Investments and joint ventures, including proceeds from dispositions	10,000	-	12,570	-
Proceeds from sale of assets	197	8,019	13,970	9,539
Proceeds from termination of net investment hedges	-	-	2,363	-
Net cash provided by (used in) investing activities	3,973	(673)	3,619	(23,922)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	65,000	34,000	221,000	186,000
Repayments under bank revolving credit facility	(59,500)	(55,000)	(245,500)	(252,000)
Repayments under term loan	(9,375)	(12,575)	(15,000)	(18,200)
Payments of other debt, net	(3,503)	(21)	(3,524)	(3,896)
Employee shares withheld for taxes	(33)	(33)	(1,414)	(1,633)
Proceeds from termination of fair value hedge	-	-	552	-
Net cash used in financing activities	(7,411)	(33,629)	(43,886)	(89,729)
Effect of exchange rate changes on cash	16,016	(336)	18,200	(1,761)
Net increase in cash and cash equivalents	9,930	4,758	48	943
Cash and cash equivalents at beginning of period	44,425	49,549	54,307	53,364
Cash and cash equivalents at end of period	$54,355	$54,307	$54,355	$54,307

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY25	$205,790	$157,558	$-	$363,348
Net sales - Q4 FY24	$259,695	$159,104	$-	$418,799
% change - FY25 net sales vs. FY24 net sales	(20.8)%	(1.0)%		(13.2)%

Gross Profit
Q4 FY25
Gross profit	$39,522	$34,824	$-	$74,346
Non-GAAP adjustments(1)	(15)	-	-	(15)
Adjusted gross profit	$39,507	$34,824	$-	$74,331
% change - FY25 gross profit vs. FY24 gross profit	(32.5)%	(11.7)%		(24.1)%
% change - FY25 adjusted gross profit vs. FY24 adjusted gross profit	(32.6)%	(11.7)%		(24.1)%
Gross margin	19.2%	22.1%		20.5%
Adjusted gross margin	19.2%	22.1%		20.5%

Q4 FY24
Gross profit	$58,574	$39,429	$-	$98,003
Non-GAAP adjustments(1)	-	(12)	-	(12)
Adjusted gross profit	$58,574	$39,417	$-	$97,991
Gross margin	22.6%	24.8%		23.4%
Adjusted gross margin	22.6%	24.8%		23.4%

Adjusted EBITDA
Q4 FY25
Adjusted EBITDA	$10,398	$20,938	$(11,430)	$19,906
% change - FY25 adjusted EBITDA vs. FY24 adjusted EBITDA	(50.2)%	(22.5)%	(36.5)%	(49.7)%
Adjusted EBITDA margin	5.1%	13.3%		5.5%

Q4 FY24
Adjusted EBITDA	$20,900	$27,020	$(8,376)	$39,544
Adjusted EBITDA margin	8.0%	17.0%		9.4%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY25 YTD	$888,626	$671,154	$-	$1,559,780
Net sales - Q4 FY24 YTD	$1,055,527	$680,759	$-	$1,736,286
% change - FY25 net sales vs. FY24 net sales	(15.8)%	(1.4)%		(10.2)%

Gross Profit
Q4 FY25 YTD
Gross profit	$192,910	$141,148	$-	$334,058
Non-GAAP adjustments(1)	1,764	-	-	1,764
Adjusted gross profit	$194,674	$141,148	$-	$335,822
% change - FY25 gross profit vs. FY24 gross profit	(16.4)%	(6.0)%		(12.3)%
% change - FY25 adjusted gross profit vs. FY24 adjusted gross profit	(18.5)%	(6.5)%		(13.8)%
Gross margin	21.7%	21.0%		21.4%
Adjusted gross margin	21.9%	21.0%		21.5%

Q4 FY24 YTD
Gross profit	$230,689	$150,143	$-	$380,832
Non-GAAP adjustments(1)	8,157	804	-	8,961
Adjusted gross profit	$238,846	$150,947	$-	$389,793
Gross margin	21.9%	22.1%		21.9%
Adjusted gross margin	22.6%	22.2%		22.4%

Adjusted EBITDA
Q4 FY25 YTD
Adjusted EBITDA	$65,470	$86,000	$(37,681)	$113,789
% change - FY25 adjusted EBITDA vs. FY24 adjusted EBITDA	(33.7)%	(9.4)%	3.8%	(26.4)%
Adjusted EBITDA margin	7.4%	12.8%		7.3%

Q4 FY24 YTD
Adjusted EBITDA	$98,728	$94,974	$(39,180)	$154,522
Adjusted EBITDA margin	9.4%	14.0%		8.9%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit and Adjusted Operating Income
(unaudited and in thousands)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2025	2024	2025	2024
Gross profit, GAAP	$74,346	$98,003	$334,058	$380,832
Adjustments to Cost of sales:
Plant closure related costs, net	(15)	(12)	1,380	6,523
Warehouse/manufacturing consolidation and other costs, net	-	-	384	995
Other	-	-	-	1,443
Gross profit, as adjusted	$74,331	$97,991	$335,822	$389,793

Reconciliation of Operating (Loss) Income, GAAP to Operating Income, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2025	2024	2025	2024
Operating (loss) income, GAAP	$(251,678)	$12,012	$(461,603)	$(18,948)
Adjustments to Cost of sales:
Plant closure related costs, net	(15)	(12)	1,380	6,523
Warehouse/manufacturing consolidation and other costs, net	-	-	384	995
Other	-	-	-	1,443

Adjustments to Operating expenses(a):
Goodwill impairment	227,364	-	428,882	-
Intangibles and long-lived asset impairment	24,911	5,357	66,940	76,143
Productivity and transformation costs	5,033	7,294	21,530	27,741
CEO succession	4,774	-	4,774	-
Certain litigation expenses, net(b)	1,219	3,189	3,473	7,262
Transaction and integration costs, net	86	(316)	(488)	(34)
Plant closure related costs, net	1	(25)	(165)	154
Operating income, as adjusted	$11,695	$27,499	$65,107	$101,279

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, productivity and transformation costs, intangibles and long-lived asset impairment, and goodwill impairment.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net (Loss) Income, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2025	2024	2025	2024
Net loss, GAAP	$(272,615)	$(2,937)	$(530,841)	$(75,042)
Adjustments to Cost of sales:
Plant closure related costs, net	(15)	(12)	1,380	6,523
Warehouse/manufacturing consolidation and other costs, net	-	-	384	995
Other	-	-	-	1,443

Adjustments to Operating expenses(a):
Goodwill impairment	227,364	-	428,882	-
Intangibles and long-lived asset impairment	24,911	5,357	66,940	76,143
Productivity and transformation costs	5,033	7,294	21,530	27,741
CEO succession	4,774	-	4,774	-
Certain litigation expenses, net(b)	1,219	3,189	3,473	7,262
Transaction and integration costs, net	86	(316)	(488)	(34)
Plant closure related costs, net	1	(25)	(165)	154

Adjustments to Interest and other expense, net(c):
(Gain) loss on sale of assets	(5,396)	4,322	(3,194)	4,384
Unrealized and certain realized currency losses (gains)	3,116	(74)	3,941	9

Adjustments to Provision (benefit) for income taxes:
Net tax impact of non-GAAP adjustments	9,838	(5,466)	11,453	(19,605)
Net (loss) income, as adjusted	$(1,684)	$11,332	$8,069	$29,973
Net loss margin	(75.0)%	(0.7)%	(34.0)%	(4.3)%
Adjusted net (loss) income margin	(0.5)%	2.7%	0.5%	1.7%

Diluted shares used in the calculation of net loss per common share:	89,024	89,845	90,127	89,750
Diluted shares used in the calculation of adjusted net (loss) income per common share:	89,024	89,965	90,380	89,923

Diluted net loss per common share, GAAP	$(3.06)	$(0.03)	$(5.89)	$(0.84)
Diluted net (loss) income per common share, as adjusted	$(0.02)	$0.13	$0.09	$0.33

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, productivity and transformation costs, intangibles and long-lived asset impairment, and goodwill impairment.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, (gain) loss on sale of assets, unrealized and certain realized currency losses (gains), and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Segment
(unaudited and in thousands)

Q4 FY25	North America	International	Hain Consolidated
Net sales	$205,790	$157,558	$363,348
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	21,976	935	22,911
Less: Impact of foreign currency exchange	(224)	8,353	8,129
Organic net sales	$184,038	$148,270	$332,308

Q4 FY24
Net sales	$259,695	$159,104	$418,799
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	44,787	1,508	46,295
Organic net sales	$214,908	$157,596	$372,504

Net sales decline	(20.8)%	(1.0)%	(13.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(6.3)%	(0.4)%	(4.3)%
Less: Impact of foreign currency exchange	(0.1)%	5.3%	1.9%
Organic net sales decline	(14.4)%	(5.9)%	(10.8)%

Q4 FY25 YTD	North America	International	Hain Consolidated
Net sales	$888,626	$671,154	$1,559,780
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	101,789	2,771	104,560
Less: Impact of foreign currency exchange	(2,074)	13,691	11,617
Organic net sales	$788,911	$654,692	$1,443,603

Q4 FY24 YTD
Net sales	$1,055,527	$680,759	$1,736,286
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	186,979	4,709	191,688
Organic net sales	$868,548	$676,050	$1,544,598

Net sales decline	(15.8)%	(1.4)%	(10.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(6.4)%	(0.2)%	(4.4)%
Less: Impact of foreign currency exchange	(0.2)%	2.0%	0.7%
Organic net sales decline	(9.2)%	(3.2)%	(6.5)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Category
(unaudited and in thousands)

Q4 FY25	Snacks	Baby & Kids	Beverages	Meal Prep	Personal Care	Hain Consolidated
Net sales	$93,324	$59,327	$55,783	$140,196	$14,718	$363,348
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	131	(26)	-	8,088	14,718	22,911
Less: Impact of foreign currency exchange	312	1,501	1,648	4,668	-	8,129
Organic net sales	$92,881	$57,852	$54,135	$127,440	$-	$332,308

Q4 FY24
Net sales	$121,143	$64,022	$55,892	$149,113	$28,629	$418,799
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	6,339	205	-	11,122	28,629	46,295
Organic net sales	$114,804	$63,817	$55,892	$137,991	$-	$372,504

Net sales decline	(23.0)%	(7.3)%	(0.2)%	(6.0)%	(48.6)%	(13.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(4.2)%	(0.3)%	0.0%	(1.5)%	n/a	(4.3)%
Less: Impact of foreign currency exchange	0.3%	2.3%	2.9%	3.1%	n/a	1.9%
Organic net sales decline	(19.1)%	(9.3)%	(3.1)%	(7.6)%	n/a	(10.8)%

Q4 FY25 YTD	Snacks	Baby & Kids	Beverages	Meal Prep	Personal Care	Hain Consolidated
Net sales	$371,012	$241,552	$245,147	$639,507	$62,562	$1,559,780
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	4,071	178	-	37,749	62,562	104,560
Less: Impact of foreign currency exchange	(519)	2,632	709	8,795	-	11,617
Organic net sales	$367,460	$238,742	$244,438	$592,963	$-	$1,443,603

Q4 FY24 YTD
Net sales	$463,261	$252,480	$253,008	$662,117	$105,420	$1,736,286
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	38,095	1,615	-	46,558	105,420	191,688
Organic net sales	$425,166	$250,865	$253,008	$615,559	$-	$1,544,598

Net sales decline	(19.9)%	(4.3)%	(3.1)%	(3.4)%	(40.7)%	(10.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(6.2)%	(0.5)%	0.0%	(1.0)%	n/a	(4.4)%
Less: Impact of foreign currency exchange	(0.1)%	1.0%	0.3%	1.3%	n/a	0.7%
Organic net sales decline	(13.6)%	(4.8)%	(3.4)%	(3.7)%	n/a	(6.5)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2025	2024	2025	2024

Net loss	$(272,615)	$(2,937)	$(530,841)	$(75,042)

Depreciation and amortization	11,357	10,305	44,259	44,665
Equity in net loss of equity-method investees	104	210	1,813	2,581
Interest expense, net	11,689	12,954	47,773	54,232
Provision (benefit) for income taxes	9,551	(3,292)	15,297	(7,820)
Stock-based compensation, net	(1,273)	2,569	8,149	12,704
Unrealized and certain realized currency losses (gains)	3,116	(74)	3,823	17
Certain litigation expenses, net(a)	1,219	3,189	3,473	7,262
Restructuring activities
Productivity and transformation costs	5,033	7,294	21,530	27,741
Plant closure related costs, net	(14)	(37)	1,215	5,251
Warehouse/manufacturing consolidation and other costs, net	-	-	384	995
CEO succession	4,774	-	4,774	-
Acquisitions, divestitures and other
(Gain) loss on sale of assets	(5,396)	4,322	(3,194)	4,384
Transaction and integration costs, net	86	(316)	(488)	(34)
Impairment charges
Goodwill impairment	227,364	-	428,882	-
Intangibles and long-lived asset impairment	24,911	5,357	66,940	76,143
Other	-	-	-	1,443
Adjusted EBITDA	$19,906	$39,544	$113,789	$154,522

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2025	2024	2025	2024

Net cash (used in) provided by operating activities	$(2,648)	$39,396	$22,115	$116,355
Purchases of property, plant and equipment	(6,224)	(8,692)	(25,284)	(33,461)
Free cash flow	$(8,872)	$30,704	$(3,169)	$82,894

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	June 30, 2025	June 30, 2024
Debt
Long-term debt, less current portion	$697,168	$736,523
Current portion of long-term debt	7,653	7,569
Total debt	704,821	744,092
Less: Cash and cash equivalents	54,355	54,307
Net debt	$650,466	$689,785